UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 9, 2024, uniQure N.V. (the “Company”) issued a press release announcing updates on its ongoing clinical trials of AMT-130, as described in more detail in Item 8.01 below. The Company also announced that it will host an investor call and webcast beginning at 8:30 a.m. Eastern Time on the same date, during which the Company will discuss these interim updates. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The virtual event can be accessed via the Events and Presentations section of the Company’s website at https://www.uniqure.com/investors-media/events-presentations, and will be available for replay for 90 days following the event. The Company’s website and any information contained on the website are not incorporated into this Current Report on Form 8-K.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference.

Item 8.01 Other Events.

On July 9, 2024, the Company announced updated interim data from its ongoing clinical trials of AMT-130, a one-time administered investigational gene therapy for the treatment of Huntington’s disease. The interim data include follow-up data from patients enrolled in the Company’s two ongoing multi-center, dose-escalating Phase I/II clinical trials in the U.S. and Europe as of a March 31, 2024 cut-off date.

In the U.S. trial, 26 patients with early manifest Huntington’s disease were randomized to treatment (6 low-dose patients, 10 high-dose patients) or an imitation (sham) surgical procedure (10 patients). The U.S. trial consists of a blinded 12-month core patient study period followed by an unblinded long-term follow-up period of five years. An additional four control patients crossed over to treatment. In the European trial, 13 patients with early manifest Huntington’s disease were enrolled and treated with AMT-130 (6 low-dose patients, 7 high-dose patients). A third cohort of up to 12 patients is currently being enrolled between U.S. and European sites to explore both doses of AMT-130 in combination with immunosuppression.

The combined U.S. and European interim data discussed in Item 8.01 of this Current Report on Form 8-K are subject to a March 31, 2024 cut-off date and do not include outcome or biomarker data from the control patients who have crossed over to treatment with AMT-130 following the 12-month core study period. Across both studies, 24-month follow-up data from a total of 21 patients (12 low dose patients, 9 high-dose patients) were available for analysis as of the cut-off date.

The Company conducted a post-hoc statistical analysis of clinical outcomes for the 21 treated patients at 24 months compared to a propensity-weighted external control cohort developed in collaboration with the Cure Huntington’s Disease Initiative (CHDI) using data from the TRACK-HD, TRACK-ON and PREDICT-HD natural history studies. The external control cohort includes 154 patients that met the Phase I/II clinical trial eligibility criteria and whose data contributions were statistically weighted using propensity scoring to closely match the baseline characteristics of patients treated with AMT-130. Disease-related outcomes for these cohorts were then compared after 24 months of follow-up and are summarized below. Measures of statistical significance in this analysis are based on nominal p values and are unadjusted.

●	A statistically significant, dose-dependent, slowing in disease progression measured by composite Unified Huntington’s Disease Rating Scale (cUHDRS) was observed through 24 months in patients receiving the high dose of AMT-130.

o	At 24 months, the mean change in cUHDRS for patients receiving the high-dose of AMT-130 was -0.2 compared to -1.0 for patients in the propensity score-weighted external control, representing an 80% slowing of disease progression (p=0.007).

o	At 24 months, the mean change in cUDHRS for patients receiving the low-dose of AMT-130 was -0.7 compared to -1.0 for patients in the propensity score-weighted external control, representing a 30% slowing of disease progression (p=0.21).

o	cUHDRS has been demonstrated to be the most sensitive measurement of clinical progression in Huntington’s disease patients.

●	Trends in measurements of motor and cognitive function showed near-baseline stability throughout the 24 months of follow-up in patients receiving the high dose of AMT-130.

●	A statistically significant reduction of neurofilament light chain (NfL) in cerebrospinal fluid (CSF) was observed in patients treated with AMT-130.

o	Patients treated with AMT-130 had a mean reduction in CSF NfL of 11% compared to baseline (p=0.02) at 24 months.

o	Mean CSF NfL levels for both high and low doses were below baseline at 24 months.

o	CSF NfL is a well-characterized biomarker of neurodegeneration that has been shown to be strongly associated with the clinical severity of Huntington’s disease. An independent natural history study demonstrated a 26% increase in CSF NfL at 24 months in 19 patients with early manifest Huntington’s disease.

●	Based on data observed to date, AMT-130 remains generally well-tolerated, with a manageable safety profile at both doses. There were no new AMT-130-related serious adverse events reported.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," “establish,” "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," “seek,” "should," "will," "would" and similar expressions and the negatives of those terms. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this report. Examples of these forward-looking statements include, but are not limited to, statements concerning: the potential clinical and functional effects of AMT-130; the potential for accelerated regulatory pathways; the Company’s use of a natural history cohort as a basis for comparison with respect to the efficacy of AMT-130; the Company’s enrollment plans with respect to the third cohort studying AMT-130 in combination with immunosuppression; and the utility of NfL in CSF as an effective biomarker and indicator of clinical severity. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons. These risks and uncertainties include, among others: risks related to the Company’s Phase I/ll clinical trials of AMT-130, including the risk that such trials will be unable to demonstrate data sufficient to support further clinical development and the risk that interim data from the trials may not be predictive of later data readouts; risks related to the Company’s ability to pursue business development efforts with respect to AMT-130; risks related to the Company’s interactions with regulatory authorities, which may affect the initiation, timing and progress of clinical trials and pathways to regulatory approval; risks related to the Company’s use of propensity-weighted external controls in connection with its statistical analysis of clinical outcomes to date, and whether regulatory authorities will accept the Company’s approach as a basis for accelerated approval; risks related to the Company’s use of nominal p values as a basis for its statistical analyses; whether the measurements that the Company is evaluating continue to be viewed as robust and sensitive measurements of disease progression; whether RMAT designation or any accelerated pathway, if granted, will lead to regulatory approval; the Company’s ability to conduct and fund a Phase III or confirmatory study for AMT-130; the Company’s ability to continue to build and maintain the infrastructure and personnel needed to achieve its goals; the Company’s effectiveness in managing current and future clinical trials and regulatory processes; the Company’s ability to demonstrate the therapeutic benefits of its gene therapy candidates in clinical trials; the continued development and acceptance of gene therapies; the Company’s ability to obtain, maintain and protect its intellectual property; and the Company’s ability to fund its operations and to raise additional capital as needed and on acceptable terms. These risks and uncertainties are more fully described under the heading "Risk Factors" in the Company’s periodic filings with the U.S. Securities &

Exchange Commission (“SEC”), including its Annual Report on Form 10-K filed with the SEC on February 28, 2024 and in other filings that the Company makes with the SEC from time to time. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements and, except as required by law, the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Press Release of uniQure N.V. dated July 9, 2024

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: July 9, 2024	By:	/s/ Jeannette Potts
JEANNETTE POTTS
Chief Legal and Compliance Officer